                      RESTATED CERTIFICATE OF INCORPORATION



     The Times Mirror Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is The Times Mirror Company. The Times Mirror Company was originally incorporated under DTM, Inc., and the original Certificate of Incorporation of The Times Mirror Company was filed with the Secretary of State of the State of Delaware on December 3, 1985.

     2. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates but does not amend the provisions of the Certificate of Incorporation of The Times Mirror Company.

     3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read in its entirety as set forth in the Restated Certificate of Incorporation designated Appendix A, Part 1 and in the Certificate of Designation of Series C Common Stock designated as Appendix A, Part 2, both of which are attached hereto and incorporated herein by this reference.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of The Times Mirror Company this fifteenth day of November 1993.


                              THE TIMES MIRROR COMPANY



                              By:/s/ Thomas Unterman
                                  ________________________________
                                        Thomas Unterman
                                        Vice President


     [ S E A L ]


Attest:


/s/ O. Jean Williams
______________________________
     O. Jean Williams
     Secretary

                                                                      APPENDIX A
                                                                        (PART 1)



                                    RESTATED
                         CERTIFICATE OF INCORPORATION OF
                            THE TIMES MIRROR COMPANY

                                 _______________



     Article I:  NAME

     The name of this corporation (the "Corporation") is:

                            The Times Mirror Company

     Article II:  DEFINITIONS

     For the purposes of this Restated Certificate of Incorporation:

     A. "Affiliate" and "Associate" have the meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on December 31, 1985.

     B. "Beneficially Owns" has the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934 as in effect on December 31, 1985.

     C. "Business Combination" means (a) any merger, consolidation, combination or reorganization of the Corporation or a Subsidiary with or into a Related Person or of a Related Person with or into the Corporation or a Subsidiary, (b) any sale, lease, exchange, transfer, liquidation or other disposition (including without limitation, a mortgage or any other security device) of assets of the Corporation and/or one or more Subsidiaries (including without limitation any voting securities of a Subsidiary) constituting a Substantial Part of the Corporation to a Related Person, (c) any sale, lease, exchange, transfer, liquidation or other disposition (including without limitation, a mortgage or any other security device) of assets of a Related Person (including without limitation any voting securities of a subsidiary of such Related Person) constituting a Substantial Part of such Related Person to the Corporation and/or one or more Subsidiaries, (d) the issuance or transfer of any securities (other than by way of a pro rata distribution to all shareholders) of the Corporation or a Subsidiary to a Related Person which, when aggregated with all prior issuances and transfers to such Related

Person of securities of the Corporation or such Subsidiary during the preceding 365 days, constitutes five percent (5%) or more of the outstanding class or series of securities of the Corporation or such Subsidiary, (e) the acquisition by the Corporation or a Subsidiary of any securities issued by a Related Person if, after giving effect thereto, the Corporation and its Subsidiaries would own an aggregate of one percent (1%) or more of (i) the outstanding shares of any class or series of any equity security issued by the Related Person or (ii) the outstanding principal amount of any class or series of any debt security issued by the Related Person (for purposes of such calculation, the Corporation and its Subsidiaries shall be deemed to own at the time of such calculation any such equity or debt securities of the Related Person that may then or thereafter be acquired (x) upon the exercise of any options, warrants or other rights then owned by the Corporation or a Subsidiary or (y) upon the conversion or exchange of any other security then owned by the Corporation or a Subsidiary), (f) any recapitalization or reorganization that would have the effect, directly or indirectly, of increasing the voting power of a Related Person, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of a Business Combination.

     D. "Continuing Director" means, as to any Related Person, any member of the Board of Directors of the Corporation (the "Board") who (i) is unaffiliated with and is not the Related Person and (ii) was a member of the board of directors of The Times Mirror Company, a California corporation, prior to December 4, 1985 or thereafter became a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

     E. "Disinterested Shares" means, as to any Related Person, shares of Voting Stock held by shareholders other than such Related Person.

     F. "Effective Date" means the date upon which the merger between The Times Mirror Company, a California corporation, and the Corporation becomes effective.

     G. "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding and including the date in question of a share of such stock on the Composite Tape for securities listed on the New York Stock Exchange, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding and including the date in question on the National

Association of Securities Dealers, Inc. Automated Quotation System or any other quotation reporting system then in general use, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Continuing Directors in good faith, which determination shall be final; and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Continuing Directors in good faith, which determination shall be final. In making such determinations, the Continuing Directors may rely in good faith upon the books of account or other records of the Corporation or statements prepared by its officers or by independent accountants or by an appraiser selected with reasonable care by the Board.

     H. "Related Person" means and includes any individual, corporation, partnership or other person or entity, or any group of two or more of the foregoing that have agreed to act together, which, together with its Affiliates and Associates, Beneficially Owns, in the aggregate, five percent (5%) (the "Threshold Percentage") or more of the outstanding Voting Interests of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity; provided, however, that the term "Related Person" shall not include either (i) any individual, corporation, partnership or other person, entity or group which beneficially owned on December 4, 1985 five percent (5%) or more of the common stock of The Times Mirror Company, a California corporation, or (ii) any employee benefit plan established to provide benefits for employees of the Corporation or its subsidiaries, any trust established pursuant thereto, or any trustee or fiduciary when acting in such capacity with respect to any such plan or trust.

     I. "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, securities which entitle the Corporation to elect a majority of the board of directors of such corporation or which otherwise give to the Corporation the power to control such corporation.

     J. "Substantial Part" means more than ten percent (10%) of the Fair Market Value of the total consolidated assets of the corporation in question and its subsidiaries as of the end of its most recent fiscal year ending prior to the time the determination is being made.

     K. "Voting Interests" means the total number of votes which can be cast by all shares of Voting Stock then outstanding.

     L. "Voting Stock" means all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation, and each reference to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by such shares.

     Article III:  REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

     Article IV:  BUSINESS

     The nature of the business and the purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     Article V:  AUTHORIZED CAPITAL STOCK

     Section 1.  AUTHORIZED SHARES.

     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is five hundred fifty-four million five hundred thousand (554,500,000) shares, of which (i) five hundred fifty million (550,000,000) shares, of a par value of $1 per share, shall be Common Stock (the "Common Stock"), and (ii) four million five hundred thousand (4,500,000) shares, of a par value of $1 per share, shall be Preferred Stock (hereinafter called "Preferred Stock").

     The Common Stock may be issued as a single class, without series, or if so determined from time to time by the Board of Directors, either in whole or in part in two or more series. Unless and until a Certificate of Designation is filed with respect to two or more series, all shares of Common Stock shall be of one class without series and shall be denominated Common Stock. Upon the filing with the Secretary of State of a Certificate of Designation providing for the issuance of either Series B Stock or Series C Stock, each share of Common Stock outstanding or held in the treasury immediately prior to such filing shall be converted without any action by the holder thereof into one share of Series A Stock and each certificate representing outstanding shares of Common Stock shall thereafter be deemed to represent shares of Series A Stock.

     If shares of Common Stock are issued in two or more series, three hundred million (300,000,000) shares shall be denominated Series A Common Stock (hereinafter called "Series A Stock"). The remaining shares of Common Stock may be issued as additional shares of Series A Stock, as Series B Common Stock (hereinafter called "Series B Stock") and/or Series C Common Stock (hereinafter called "Series C Stock"). Subject to the foregoing, the Board of Directors shall have the authority to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any series prior to or after the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized but unissued shares of Common Stock.

     Section 2.  SERIES A STOCK, SERIES B STOCK AND SERIES C STOCK.

     A.   POWERS, PREFERENCES AND RIGHTS.

          The Board of Directors shall have the authority to fix or to alter the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, if any, of the Series B Stock or Series C Stock; provided that, except as set forth in the next sentence, in no such case shall the powers, preferences and rights of the Series B Stock or Series C Stock be greater than those provided for herein; and provided further that in no such case shall the voting rights of the Series B Stock or the Series C Stock be other than as provided for herein. The Board of Directors shall have the authority to provide, in the case of the Series B Stock or Series C Stock, that upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the holders of shares of such series shall be entitled to payment from, or to participate in the distribution of, assets of the Corporation up to the amount of the par value thereof prior to any payment to, or participation in such distribution of assets by, the holder of Series A Stock. The Board also may make other changes in the powers, preferences and rights of the Series B Stock and the Series C Stock, provided that in no such case may the powers, preferences and rights of any such series be greater than those described herein. Except as otherwise required by law or expressly provided for in or pursuant to the authority provided in this Certificate of Incorporation or any resolution or resolutions providing for the issuance of Series B Stock or Series C Stock, the powers, preferences and rights of the Series A Stock, the Series B Stock and the Series C Stock and the qualifications, limitations or restrictions thereof, shall be in all respects identical.

     B.   VOTING RIGHTS.

          Subject to the provisions for cumulative voting set forth in Article
IX:

          1. If there shall be only one series of Common Stock outstanding, each share of Common Stock shall entitle the holder thereof to one (1) vote.

          2. If two or more series are issued and outstanding, each share of Series A Stock shall entitle the holder thereof to one (1) vote, each share of Series B Stock shall entitle the holder thereof to not less than one-tenth (1/10) of a vote nor more than one (1) vote, and each share of Series C Stock shall entitle the holder thereof to not less than one (1) vote nor more than ten (10) votes. Such voting rights shall be set forth in a Certificate of Designation to be filed with respect to such series. Except as set forth herein, all actions submitted to a vote of shareholders shall be voted on by the holders of Series A Stock, Series B Stock and Series C Stock (as well as the holders of any series of Preferred Stock, if any, entitled to vote thereon) voting together as a single class.

          3. The holders of Series A Stock, Series B Stock and Series C Stock shall each be entitled to vote separately as a series with respect to (i) amendments to this Certificate of Incorporation that alter or change the powers, preferences or special rights of their respective class of stock so as to affect them adversely and (ii) such other matters as require class votes under the General Corporation Law of the State of Delaware (except that the Board may increase or decrease the number of shares constituting Series B Stock or Series C Stock).

          4. Except as otherwise provided by law or pursuant to this Article V or by resolution or resolutions of the Board providing for the issue of any series of Preferred Stock, the holders of the Series A Stock, the Series B Stock and the Series C Stock shall have sole voting power for all purposes, each holder of the Series A Stock, Series B Stock and Series C Stock being entitled to vote as provided in the paragraph B of Section 2 and in the resolution or resolutions providing for the issuance of the Series B Stock or the Series C Stock.

     C.   DIVIDENDS.

          1. If no shares of a particular series of Common Stock are outstanding, the Board may declare and distribute a stock dividend payable in shares of that series to the holders of any other class or series of stock then outstanding.

          2. If and when dividends on the Series A Stock, Series B Stock and Series C Stock are declared payable from time to time by the Board as provided in this subparagraph C.2, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Series A Stock, the holders of Series B Stock and the holders of Series C Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. Except for dividends permitted by subparagraph C.1, if dividends are declared that are payable in shares of Series A Stock, Series B Stock, or Series C Stock, such dividends shall be payable at the same rate on all series of stock and the dividends payable in shares of Series A Stock shall be payable only to holders of Series A Stock, the dividends payable in shares of Series B Stock shall be payable only to holders of Series B Stock and the dividends payable in shares of Series C Stock shall be payable only to holders of Series C Stock. If the Corporation shall in any manner subdivide or combine the outstanding shares of

Series A Stock, Series B Stock, or Series C Stock, the outstanding shares of the other such series of Common Stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Series A Stock, Series B Stock or Series C Stock, as the case may be, which have been subdivided or combined.

          3. Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Series A Stock, the Series B Stock, or the Series C Stock as to dividends, the holders of the Series A Stock, the Series B Stock, and the Series C Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board providing for the issue of such series.

     D.   CONVERSION OF SERIES C STOCK BY HOLDER.

          1. The holder of each share of Series C Stock shall have the right at any time, or from time to time, at such holder's option, to convert such share into one fully paid and nonassessable share of Series A Stock on and subject to the terms and conditions hereinafter set forth.

          2. In order to exercise his conversion privilege, the holder of any shares of Series C Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of Series C Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Series A Stock issuable on such conversion shall be registered. If required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Series C Stock shall be deemed to have been effected on the date (the "conversion date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Series A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Series A Stock represented thereby on the conversion date.

          3. As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Series C Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Series A Stock issuable upon such conversion. Subject to the provisions of paragraph F of this Section 2, in case any certificate for shares of Series C Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series C Stock represented by such surrendered certificate which are not being converted. The issuance of certificates for shares of Series A Stock issuable upon the conversion of shares of Series C Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          4. Upon any conversion of shares of Series C Stock into shares of Series A Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Series C Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Series A Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Series A Stock on or after such conversion date.

          5. In case of any consolidation or merger of the Corporation as a result of which the holders of Series A Stock shall be entitled to receive cash, stock, other securities or other property with respect to or in exchange for Series A Stock or in case of any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, a holder of a share of Series C Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock and other securities and properties receivable upon such consolidation, merger, sale or conveyance by a holder of one share of Series A Stock and shall have no other conversion rights with regard to such share. The provisions of this subparagraph D.5 shall similarly apply to successive consolidations, mergers, sales or conveyances.

          6. Shares of the Series C Stock converted into Series A Stock shall be retired and shall resume the status of authorized but unissued shares of Series C Stock.

          7. Such number of shares of Series A Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Series C Stock.

     E.   TERMINATION OF SERIES B OR SERIES C STOCK.

          1. All outstanding shares of Series B Stock shall automatically, without any further act or deed on the part of this Corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis

               a. if, as a result of the existence of the Series B Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and any other national quotation system then in use; or

               b.   at the option of the Corporation:

                      (i) at any time when the Board and the holders of a majority of the outstanding shares of the Series B Stock approve the conversion of all of the Series B Stock into Series A Stock; or

                     (ii) if the Board, in its sole discretion, elects to effect a conversion in connection with its approval of any sale or lease of all or any substantial part of the Corporation's assets or any merger, consolidation, liquidation or dissolution of the Corporation; or

                    (iii) if the Board, in its sole discretion, elects to effect a conversion after a determination that there has been a material adverse change in the liquidity, marketability or market value of the outstanding Series A Stock, considered in the aggregate, (X) due to the exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on NASDAQ or such other system then in use, or (Y) due to requirements under federal or state law, in any such case as a result of the existence of the Series B Stock.

          2. All outstanding shares of Series C Stock shall automatically, without any further act or deed on the part of this

Corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis

               a. if, as a result of the existence of the Series C Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and any other national quotation system then in use; or

               b.   at the option of the Corporation:

                      (i) at any time when the Board and the holders of a majority of the outstanding shares of the Series C Stock approve the conversion of all of the Series C Stock into Series A Stock; or

                     (ii) if the Board, in its sole discretion, elects to effect a conversion in connection with its approval of any sale or lease of all or any substantial part of the Corporation's assets or any merger, consolidation, liquidation or dissolution of the Corporation; or

                    (iii) if the Board, in its sole discretion, elects to effect a conversion after a determination that there has been a material adverse change in the liquidity, marketability or market value of the outstanding Series A Stock, considered in the aggregate, (X) due to the exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on NASDAQ or such other system then in use, or (Y) due to requirements under federal or state law, in any such case as a result of the existence of the Series C Stock.

          3. In the event of any automatic conversion of Series B Stock or Series C Stock pursuant to this paragraph E, certificates formerly representing outstanding shares of Series B Stock or Series C Stock will thereafter be deemed to represent a like number of shares of Series A Stock.

     F.   LIMITATIONS ON TRANSFER OF SERIES C STOCK.

          1. No record or beneficial owner of shares of Series C Stock may transfer, and the Corporation shall not register the transfer of, such shares of Series C Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" as provided herein.

               a. In the case of a holder of record of the Series C Stock (the "Series C Holder") who is a natural person and the beneficial owner of the shares of Series C Stock to be transferred, Permitted Transferees shall include only the following:

                      (i) The spouse of such Series C Holder, any lineal descendant of a grandparent of such Series C Holder, or any spouse of such lineal descendant (herein collectively referred to as "such Series C Holder's Family Members");

                     (ii) The trustee or trustees of a trust (including a voting trust) principally for the benefit of such Series C Holder and/or one or more such Series C Holder's Family Members, provided, however, if at any time such trust ceases to meet the requirements of this subparagraph (ii), all shares of Series C Stock then held by such trustee or trustees shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series C Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

                    (iii) A corporation, if sufficient shares entitled to elect at least a majority of the entire board of directors of such corporation are beneficially owned by, or a partnership in which all of the partners are, and all of the partnership interests are owned by, the Series C Holder and/or one or more of the Permitted Transferees of such Series C Holder determined under this subparagraph F.a. provided that if by reason of any change in the ownership of such stock or partners or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee of such Series C Holder, all shares of Series C Stock then held by such corporation or partnership shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series C Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

                     (iv) An organization established by the Series C Holder or such Series C Holder's Family

               Members, contributions to which are deductible for federal income, estate or gift tax purposes (a "Charitable Organization") and a majority of whose governing board at all times consists of the Series C Holder and/or one or more of the Permitted Transferees of such Series C Holder, or any successor to such Charitable Organization meeting such definition; provided that if by reason of any change in the composition of the governing board of such Charitable Organization, such Charitable Organization shall no longer qualify as a Permitted Transferee of such Series C Holder, all shares of Series C Stock then held by such Charitable Organization shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series C Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock; and

                      (v) The executor, administrator or personal representative of the estate of a deceased Series C Holder or the trustee of the estate of a bankrupt or insolvent Series C Holder or the guardian or conservator of a Series C Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such.

               b. In the case of a Series C Holder holding the shares of Series C Stock as trustee pursuant to a trust other than a trust described in subparagraph F.1.c. below, Permitted Transferees shall include only the following:

                      (i) any successor trustee of such trust who is not, and by becoming successor trustee will not become, a Related Person;

                     (ii)     the person who established such trust; and

                    (iii) a Permitted Transferee of such person who established such trust.

               c. In the case of a Series C Holder holding the shares of Series C Stock as trustee pursuant to a trust which was irrevocable on the Record Date (a "Transferor Trust"), Permitted Transferees shall include only the following:

                      (i) any successor trustee of such Transferor Trust who is described in subparagraph F.1.c(ii), (iii) or (iv) below or who is not, and by becoming successor trustee will not otherwise become, a Related Person;

                     (ii) any person to whom or for whose benefit the income may be distributed during the term of such Transferor Trust;

                    (iii) any person to whom or for whose benefit the principal may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise; and

                     (iv) any lineal descendant of a grandparent of the creator of such Transferor Trust, the spouse of such creator and the spouse of any such lineal descendant.

               d. In the case of a record (but not beneficial) owner of the Series C Stock as nominee for the person who was the beneficial owner thereof on the Record Date, Permitted Transferees shall include only such beneficial owner and a Permitted Transferee of such beneficial owner.

               e. In the case of a Series C Holder which is a partnership and the beneficial owner of the shares of Series C Stock proposed to be transferred, Permitted Transferees shall include only:

                      (i) any partner of such partnership who was also a partner of such partnership on the Record Date;

                     (ii) any person transferring shares of Series C Stock to such partnership after the Record Date (provided, however, that such transferor may not receive shares of Series C Stock in excess of the shares transferred by the transferor to such partnership); and

                    (iii) any Permitted Transferee of such person referred to in subparagraph F.1.e(i) or F.1.e(ii) above (not in excess of the number of shares which such person is entitled to receive pursuant to this subparagraph F.1.e).

               f. In the case of a Series C Holder which is a corporation and the beneficial owner of the shares proposed to be transferred, Permitted Transferees shall include only:

                      (i) any shareholder of such corporation on the Record Date that is generally entitled to vote in the election of directors of such corporation (a "Voting Shareholder"), provided that such corporation does not have more than 30 Voting Shareholders of Record on the Record Date (or such greater number of Voting Shareholders as may be allowed under the applicable state law of such corporation in order to qualify as a close corporation);

                     (ii) any shareholder of such corporation on the Record Date who receives shares of Series C Stock pro rata to his stock ownership in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

                    (iii) any person transferring shares of Series C Stock to such corporation after the Record Date (provided, however, that such transferor may not receive shares of Series C Stock in excess of the shares transferred by the transferor to such corporation);

                     (iv) any Permitted Transferee of such shareholder or person referred to in subparagraph F.1.f(i), (ii) or (iii) above (not in excess of the number of shares which such shareholder or person is entitled to receive pursuant to this subparagraph F.1.f); and

                      (v) the survivor of a merger or consolidation of such corporation if those persons who owned beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of such constituent corporation immediately prior to the merger or consolidation own beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of the surviving corporation, provided that if by reason of any change in the ownership of such stock such surviving corporation would no longer qualify as a Permitted Transferee, all shares of Series C Stock then held by such surviving corporation shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series C Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock.

     For purposes of subparagraph F.1.f., a mutual company shall be treated as a corporation, and the persons holding voting interests therein shall be treated as shareholders.

               g. In the case of a Series C Holder who is the executor or administrator of the estate of a deceased Series C Holder, guardian or conservator of the estate of a disabled or incompetent Series C Holder or who is a trustee of the estate of a bankrupt or insolvent Series C Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled, bankrupt or insolvent Series C Holder.

          2. Notwithstanding anything to the contrary set forth herein, any Series C Holder may pledge such holder's shares of Series C Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph F. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Series C Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Series A Stock, as the pledgee may elect.

          3.   For purposes of this paragraph F:

               a. The relationship of any person that is derived by or through a legal adoption shall be considered a natural one;

               b. Each joint owner of shares of Series C Stock shall be considered a Series C Holder of such shares;

               c. A minor for whom shares of Series C Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Series C Holder of such shares;

               d. Unless otherwise specified, the term "person" means both natural persons and legal entities; and

               e. The "Record Date" is the date for determining the persons to whom the Series C Stock is initially distributed by the Corporation as a dividend on the Common Stock.

          4. Any purported transfer of shares of Series C Stock not permitted hereunder shall result in the conversion of the transferee's shares of Series C Stock into shares of Series A Stock, effective on the date on which certificates representing such shares are presented for transfer on the stock transfer record books of the Corporation; provided, however, that if the Corporation should determine that such shares were not so presented for transfer within 20 days after the date of such sale, transfer, assignment or other disposition, the transfer date shall be the actual date of such sale, transfer, assignment or other disposition, as determined in good faith by the Board or its appointed agent. The Corporation may, as a condition to the transfer or the registration of transfer of shares of Series C Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. If no indication to the contrary is supplied at the time shares of Series C Stock are presented for transfer, the transfer shall be presumed by the Corporation to be a transfer to a person other than a Permitted Transferee.

     G.   REGISTRATION OF SERIES C STOCK.

          1. Shares of Series C Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in "street" or "nominee" names; provided, however, certificates representing shares of Series C Stock issued as a stock dividend on the Corporation's then outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Series C Stock were issued. For the purposes of paragraphs F and G of this
Section 2, the term "beneficial owner(s)" of any shares of Series C Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition, of such shares and "beneficially owned" shares shall refer to shares owned by such a beneficial owner.

          2. The Corporation shall note on the certificates representing the shares of Series C Stock that there are restrictions on transfer and registration of transfer imposed by paragraphs F and G of this Section 2.

     H.   PRIORITY OF PREFERRED STOCK.

          The Series A Stock, Series B Stock, and the Series C Stock are subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board, pursuant to authority expressly granted to and vested in it by the provisions of this Article V.

     I.   LIQUIDATION, DISSOLUTION OR WINDING UP.

          In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Series A Stock, the Series B Stock and the Series C Stock in the distribution of assets shall be entitled upon liquidation, unless otherwise provided by the Board in the resolution or resolutions providing for the issuance of Series B Stock or Series C Stock the holders of the Series A Stock, the Series B Stock and the Series C Stock and the holders of any other stock ranking on a parity with the Series A Stock, the Series B Stock and the Series C Stock in the distribution of assets upon liquidation shall be entitled to share pro rata in the remaining assets of the Corporation according to their respective interests.

     Section 3.  PREFERRED STOCK.

     Shares of Preferred Stock may be issued from time to time in one or more series. Shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. The Board is hereby authorized to fix or alter the designations and powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate (and whether dividends are cumulative), conversion rights, if any, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

     Article VI:  NUMBER OF DIRECTORS AND LIMITATION
                  OF LIABILITY OF DIRECTORS

     Section 1.  NUMBER OF DIRECTORS.

     The number of directors which shall constitute the whole Board of the Corporation shall be as specified in the Bylaws of the Corporation, as the same may be amended from time to time.

     Section 2.  LIMITATION OF LIABILITY OF DIRECTORS.

     No director of the Corporation shall be personally liable to the Corporation or its shareholder for monetary damages for breach of fiduciary duty as a director; provided, however, that this Section shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Section shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Section becomes effective.

     Section 3.  FUTURE AMENDMENTS.

     In addition to the provisions of Section 2 hereof, if Delaware law is amended hereafter to authorize or permit corporate action further limiting or eliminating the personal liability of a director to the Corporation or its shareholders, then the liability of each director of the Corporation shall be further limited or eliminated to the fullest extent permitted by any such future amendment of the law of the State of Delaware.

     Section 4.  REPEAL OR MODIFICATION.

     Any repeal or modification of this Article VI or any provision hereof shall not increase the personal liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Article VII:  MEETINGS

     Meetings of shareholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision of Delaware law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     Article VIII:  ELECTION OF DIRECTORS

     Section 1.  CLASSIFIED BOARD.

     The directors who shall take office on the Effective Date shall serve until the first annual meeting of shareholders at which directors are elected following the Effective Date (the "1986 Annual Meeting"). Effective at the 1986 Annual Meeting, the Board shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual shareholders meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the annual meeting to be held in 1987, the directors first elected to Class II shall serve for a term ending at the annual meeting to be held in 1988, and the directors first elected to Class III shall serve for a term ending at the annual meeting to be held in 1989.

Notwithstanding any of the foregoing provisions of this Article VIII, each director shall serve until his term has expired and his successor is elected and qualified, or until his earlier death, resignation or removal.

     At each annual election held after the 1986 Annual Meeting, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the Board of Directors fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member, until the expiration of his current term or his earlier death, resignation or removal. If any newly created directorship or vacancy on the Board, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one of two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

     Section 2.  DIRECTORS ELECTED BY PREFERRED STOCK.

     During any period when the holders of Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such times as such right continues (1) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of the Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; (2) the additional directors shall be members of those respective classes of directors in which vacancies are created as a result of such increase in the authorized number of directors; and (3) each such additional director shall serve until the annual meeting at which the term of office of his class shall expire and until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of such Preferred Stock or series, whichever occurs earlier. Whenever the holders of such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

     Section 3.  REMOVAL.

     Subject to the rights of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office at any time, but only (1) for cause, and (2) by the affirmative vote of the holders of a majority of the Voting Interests; provided, however, that if the proposal to remove a director is made by or on behalf of a Related Person or a director affiliated with a Related Person, then in addition to (1) and (2) above such removal shall require the affirmative vote of a majority of the Voting Interests of the Disinterested Shares.

     Section 4.  NOTICE OF SHAREHOLDER NOMINEES.

     Nominations of persons for election to the Board of the Corporation shall be made only at a meeting of shareholders and only (1) by or at the direction of the Board or (2) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this Section 4, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Such shareholder's notice shall set forth:
(i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended, (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such shareholder, and (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder. Notwithstanding the foregoing, nothing in this Section 4 shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 4, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Article IX:  CUMULATIVE VOTING

     In any election of directors of the Corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal (i) the number of votes which (except for this Article as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by (ii) the number of directors to be elected in the election in which his class or series of shares is entitled to vote and each shareholder may cast all of such votes for a single director or for any two or more of them as he may see fit.

     Article X:  BUSINESS COMBINATIONS

     Section 1.  VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

     Except as otherwise expressly provided in Section 2 of this Article X, in addition to any affirmative vote required by law or any other provision of this Certificate of Incorporation, and in addition to any voting rights granted to or held by holders of Preferred Stock, the approval or authorization of any Business Combination shall require (1) the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Interests (the "80% Voting Requirement") and (2) the affirmative vote of the holders of a majority of the Voting Interests of the Disinterested Shares.

     Section 2.  EXCEPTIONS.

     A. Section 1 of this Article X shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors.

     B. The 80% Voting Requirement of Section 1 of this Article X shall not be applicable to any particular Business Combination in which shareholders of the Corporation, in one or more transactions, are to receive cash, securities or other property in exchange for their shares of capital stock of the Corporation, and such Business Combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provisions of this Certificate of Incorporation if all of the following conditions are met:

          1. The aggregate amount of cash plus the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

               a. the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by the Related Person for any shares of Common Stock acquired by it (1) within the period of eighteen (18) months immediately prior to and including the date of the most recent public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction or series of transactions in which it became a Related Person; or

               b. the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Related Person became a Related Person (such latter date is referred to as the "Determination Date"), whichever is higher; and

          2. The aggregate amount of the cash plus the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of any of a particular class or series of outstanding capital stock, other than Common Stock, shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B.2 shall be required to be met with respect to every class or series of outstanding capital stock other than Common Stock whether or not the Related Person has previously acquired any shares of that particular class or series of capital stock):

               a. the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by the Related

          Person for any shares of such class or series of capital stock acquired by it (1) within the period of eighteen (18) months immediately prior to and including the Announcement Date or (2) in the transaction or series of transactions in which it became a Related Person; or

               b. the redemption price of each share of such class or series, or if such shares have no redemption price, the highest amount per share which such class or series was entitled to receive upon liquidation of the Corporation as of the Announcement Date or the Determination Date, whichever is higher; or

               c. the Fair Market Value per share of such class or series on the Announcement Date or on the Determination Date, whichever is higher; and

          3. The consideration to be received by holders of a particular class or series of outstanding capital stock (including, without limitation, Common Stock) shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of capital stock. If the Related Person has paid for shares of any class or series of capital stock with varying forms of consideration, the form of consideration for such class or series of capital stock shall be either cash or the form used to acquire the largest number of shares of such class or series of capital stock previously acquired by the Related Person; and

          4. The Business Combination is approved by the holders of a majority of the Voting Interests of the Disinterested Shares.

     Section 3.  DETERMINATION OF COMPLIANCE.

     A majority of the total number of Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
Article X, including, without limitation, (a) whether a person is a Related Person, (b) the number of shares of capital stock Beneficially Owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the applicable conditions set forth in paragraph B of Section 2 of this
Article X have been met with respect to any Business Combination, and (e) whether the proposed transaction is a Business Combination.

     Article XI:  FACTORS TO CONSIDER

     The Board, when evaluating any proposed transaction that would result in a person or entity becoming a Related Person or a Related Person increasing its ownership of capital stock of the Corporation, or any transaction or any proposed transaction with another party which would constitute a Business Combination if the other party to the transaction were a Related Person, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation freedom of the press, the independence and integrity of the Company's media operations, the social and economic effects on the shareholders, employees, customers, suppliers and other constituents of the Corporation and its Subsidiaries and on the communities in which the Corporation and its Subsidiaries operate or are located or which they serve.

     Article XII:  INDEMNIFICATION

     The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Article XIII:  SHAREHOLDER VOTE

     Any election or other action by shareholders of this Corporation must be effected at an annual or special meeting of shareholders, and may not be effected by written consent without a meeting.

     Article XIV:  SHAREHOLDER PROPOSALS AT ANNUAL MEETINGS

     Business may be properly brought before an annual meeting by a shareholder only upon the shareholder's timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting as originally scheduled; PROVIDED, HOWEVER, that in the event that less than forty
(40) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Article XIV, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary of the Corporation for the meeting as originally scheduled. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting,
(ii) the name and record address of the shareholder proposing such business,
(iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. Notwithstanding the foregoing, nothing in this Article XIV shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board.

     The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article XIV, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Article XV:  CALL OF SPECIAL MEETINGS

     Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a majority of the members of the Board; provided however, that where a proposal requiring shareholder approval is made by or on behalf of a Related Person or director affiliated with a Related Person, or where a Related Person otherwise seeks action requiring shareholder approval, then the affirmative vote of a majority of the Continuing Directors shall also be required to call a special meeting of shareholders for the purpose of considering such proposal or obtaining such approval. Such special meetings may not be called by any other person or persons or in any other manner.

     Article XVI:  AMENDMENT OF CORPORATE DOCUMENTS

     Section 1.  CERTIFICATE OF INCORPORATION.

     In addition to any affirmative vote required by applicable law and any voting rights granted to or held by the holders of Preferred Stock, any alteration, amendment, repeal or rescission (any "Change") of any provision of this Certificate of Incorporation must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of the holders of a majority of the Voting Interests; provided, however, that if any such Change relates to Articles II, V, VI, VIII, IX, X, XI, XII, XIII, XIV, or XV hereof or to this Article XVI, such Change must be approved either (i) by a majority of the authorized number of directors, and if one or more Related Persons exist, by a majority of the directors who are Continuing Directors with respect to all Related Persons, or (ii) by the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Interests and, if the Change is proposed by or on behalf of a Related Person or a director affiliated with a Related Person, by the affirmative vote of the holders of a majority of the Voting Interests of the Disinterested Shares.

     Subject to the foregoing, the Corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law.

     Section 2.  BYLAWS.

     Any proposed Change of Section 2 or Section 5 of Article III of the Bylaws of the Corporation must be approved either (i) by a majority of the authorized number of directors and, if one or more related Persons exist, by a majority of the directors who are Continuing Directors with respect to all Related Persons, or (ii) by the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Interests and, if the Change is proposed by or on behalf of a Related Person or a director affiliated with a Related Person, by the affirmative vote of the holders of a majority of the Voting Interests of the Disinterested Shares.

     Subject to the foregoing, the Board shall have the power to make, alter, amend, repeal or rescind the Bylaws of the Corporation.

                                                                      APPENDIX A
                                                                        (PART 2)


                           CERTIFICATE OF DESIGNATION
                                       OF
                              SERIES C COMMON STOCK
                                       OF
                            THE TIMES MIRROR COMPANY



             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


     The Times Mirror Company, a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article V of its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Common Stock, par value $1 per share, designated as Series C Common Stock.

     RESOLVED, that a series of the class of authorized Common Stock, par value $1 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as the "Series C Common Stock" (the "Series C Stock") and the number of shares constituting such series shall be Seventy Million (70,000,000), which number may be increased or decreased by the Board of Directors without a vote of shareholders; PROVIDED, HOWEVER, that such number may not be decreased below the number of then outstanding shares of Series C Stock.

     Section 2. VOTING RIGHTS. Subject to the provisions for cumulative voting set forth in Article IX of the Certificate of Incorporation:

     (A)  Each share of Series C Stock shall entitle the holder thereof to ten
(10) votes. Except as set forth herein and in the Certificate of Incorporation, all actions submitted to a vote of shareholders shall be voted on by the holders of Series A Common Stock (the "Series A Stock") and Series C Stock (as well as the holders of any other series of Common Stock and any series of Preferred Stock, if any, entitled to vote thereon), voting together as a single class.

     (B) The holders of Series C Stock shall be entitled to vote separately as a series with respect to (i) amendments to the Certificate of Incorporation or this Certificate of Designation that alter or change the powers, preferences or special rights of the Series C Stock so as to affect them adversely and (ii) such other matters as require class votes under the General Corporation Law of the State of Delaware (except that the Board may increase or decrease the number of shares constituting Series C Stock, but not below the number of shares of Series C Stock then outstanding).

     Section 3.  DIVIDENDS.

     (A) If and when dividends on the Series A Stock, Series B Common Stock (the "Series B Stock") (if any) and Series C Stock are declared payable from time to time by the Board as provided in Article V, Section 2, subparagraph C.2 of the Certificate of Incorporation, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Series A Stock, the holders of Series B Stock (if any) and the holders of Series C Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. Except for dividends permitted by Article V,
Section 2, subparagraph C.1 of the Certificate of Incorporation, if dividends are declared that are payable in shares of Series A Stock, Series B Stock (if any), or Series C Stock, such dividends shall be payable at the same rate on all series of stock and the dividends payable in shares of Series A Stock shall be payable only to holders of Series A Stock, the dividends payable in shares of Series B Stock (if any) shall be payable only to holders of Series B Stock (if any) and the dividends payable in shares of Series C Stock shall be payable only to holders of Series C Stock. If the Corporation shall in any manner subdivide or combine the outstanding shares of Series A Stock, Series B Stock (if any), or Series C Stock, the outstanding shares of the other such series of Common Stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Series A Stock, Series B Stock (if any) or Series C Stock, as the case may be, which have been subdivided or combined.

     (B) Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Series A Stock, the Series B Stock (if any), or the Series C Stock as to dividends, the holders of the Series A Stock, the Series B Stock (if any), and the Series C Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board providing for the issue of such series.

     Section 4.  CONVERSION OF SERIES C STOCK BY HOLDER.

     (A) The holder of each share of Series C Stock shall have the right at any time, or from time to time, at such holder's option, to convert such share into one fully paid and nonassessable share of Series A Stock on and subject to the terms and conditions hereinafter set forth.

     (B) In order to exercise his conversion privilege, the holder of any shares of Series C Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the Corporation maintained for the transfer of Series C Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Series A Stock issuable on such conversion shall be registered. If required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Series C Stock shall be deemed to have been effected on the date (the "conversion date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Series A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Series A Stock represented thereby on the conversion date.

     (C) As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Series C Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Series A Stock issuable upon such conversion. Subject to the provisions of
Section 6, below, in case any certificate for shares of Series C Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series C Stock represented by such surrendered certificate which are not being converted. The issuance of certificates for shares of Series A Stock issuable upon the conversion of shares of Series C Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

     (D) Upon any conversion of shares of Series C Stock into shares of Series A Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Series C Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Series A Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Series A Stock on or after such conversion date.

     (E) In case of any consolidation or merger of the Corporation as a result of which the holders of Series A Stock shall be entitled to receive cash, stock, other securities or other property with respect to or in exchange for Series A Stock or in case of any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, a holder of a share of Series C Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock and other securities and properties receivable upon such consolidation, merger, sale or conveyance by a holder of one share of Series A Stock and shall have no other conversion rights with regard to such share. The provisions of this subsection 4(E) shall similarly apply to successive consolidations, mergers, sales or conveyances.

     (F) Shares of the Series C Stock converted into Series A Stock shall be retired and shall resume the status of authorized but unissued shares of Series C Stock.

     (G) Such number of shares of Series A Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Series C Stock.

     Section 5.  TERMINATION OF SERIES C STOCK.

     (A) All outstanding shares of Series C Stock shall automatically, without any further act or deed on the part of this Corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis

     (1) if, as a result of the existence of the Series C Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and any other national quotation system then in use; or

     (2)  at the option of the Corporation:

          (a) at any time when the Board and the holders of a majority of the outstanding shares of the Series C Stock approve the conversion of all of the Series C Stock into Series A Stock; or

          (b) if the Board, in its sole discretion, elects to effect a conversion in connection with its approval of any sale or lease of all or any substantial part of the Corporation's assets or any merger, consolidation, liquidation or dissolution of the Corporation; or

          (c) if the Board, in its sole discretion, elects to effect a conversion after a determination that there has been a material adverse change in the liquidity, marketability or market value of the outstanding Series A Stock, considered in the aggregate, (X) due to the exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on NASDAQ or such other system then in use, or (Y) due to requirements under federal or state law, in any such case as a result of the existence of the Series C Stock.

     (B) In the event of any automatic conversion of Series C Stock pursuant to this Section 5, certificates formerly representing outstanding shares of Series C Stock will thereafter be deemed to represent a like number of shares of Series A Stock.

     Section 6.  LIMITATIONS ON TRANSFER OF SERIES C STOCK.

     (A) No record or beneficial owner of shares of Series C Stock may transfer, and the Corporation shall not register the transfer of, such shares of Series C Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" as provided herein.

          (1) In the case of a holder of record of the Series C Stock (the "Series C Holder") who is a natural person and the beneficial owner of the shares of Series C Stock to be transferred, Permitted Transferees shall include only the following:

               (a) The spouse of such Series C Holder, any lineal descendant of a grandparent of such Series C Holder, or any spouse of such lineal descendant

               (herein collectively referred to as "such Series C Holder's Family Members");

               (b) The trustee or trustees of a trust (including a voting trust) principally for the benefit of such Series C Holder and/or one or more of such Series C Holder's Family Members, provided, however, if at any time such trust ceases to meet the requirements of this subparagraph (b), all shares of Series C Stock then held by such trustee or trustees shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series C Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

               (c) A corporation, if sufficient shares entitled to elect at least a majority of the entire board of directors of such corporation are beneficially owned by, or a partnership in which all of the partners are, and all of the partnership interests are owned by, the Series C Holder and/or one or more of the Permitted Transferees of such Series C Holder determined under this subparagraph 6(A)(1), provided that if by reason of any change in the ownership of such stock or partners or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee of such Series C Holder, all shares of Series C Stock then held by such corporation or partnership shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series C Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock;

               (d) An organization established by the Series C Holder or such Series C Holder's Family Members, contributions to which are deductible for federal income, estate or gift tax purposes (a "Charitable Organization") and a majority of whose governing board at all times consists of the Series C Holder and/or one or more of the Permitted Transferees of such Series C Holder, or any successor to such Charitable Organization meeting such definition; provided that if by reason of any change in the composition of the governing board of such Charitable Organization, such Charitable Organization shall no longer qualify as a Permitted Transferee of such Series C Holder, all shares of Series C Stock then held by such Charitable Organization shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series C Stock shall thereupon and thereafter be deemed to represent the like number of shares of Series A Stock; and

               (e) The executor, administrator or personal representative of the estate of a deceased Series C Holder or the trustee of the estate of a bankrupt or insolvent Series C Holder or the guardian or conservator of a Series C Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such.

          (2) In the case of a Series C Holder holding the shares of Series C Stock as trustee pursuant to a trust other than a trust described in subparagraph 6(A)(3) below, Permitted Transferees shall include only the following:

               (a) any successor trustee of such trust who is not, and by becoming successor trustee will not become, a Related Person;

               (b)  the person who established such trust; and

               (c) a Permitted Transferee of such person who established such trust.

          (3) In the case of a Series C Holder holding the shares of Series C Stock as trustee pursuant to a trust which was irrevocable on the Record Date (a "Transferor Trust"), Permitted Transferees shall include only the following:

               (a) any successor trustee of such Transferor Trust who is described in subparagraph 6(A)(3)(b), (c) or (d) below or who is not, and by becoming successor trustee will not otherwise become, a Related Person;

               (b) any person to whom or for whose benefit the income may be distributed during the term of such Transferor Trust;

               (c) any person to whom or for whose benefit the principal may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise; and

               (d) any lineal descendant of a grandparent of the creator of such Transferor Trust, the spouse of such creator and the spouse of any such lineal descendant.

          (4) In the case of a record (but not beneficial) owner of the Series C Stock as nominee for the person who was the beneficial owner thereof on the Record Date, Permitted Transferees shall include only such beneficial owner and a Permitted Transferee of such beneficial owner.

          (5) In the case of a Series C Holder which is a partnership and the beneficial owner of the shares of Series C Stock proposed to be transferred, Permitted Transferees shall include only:

               (a) any partner of such partnership who was also a partner of such partnership on the Record Date;

               (b) any person transferring shares of Series C Stock to such partnership after the Record Date (provided, however, that such transferor may not receive shares of Series C Stock in excess of the shares transferred by the transferor to such partnership); and

               (c) any Permitted Transferee of such person referred to in subparagraph 6(A)(5)(a) or 6(A)(5)(b) above (not in excess of the number of shares which such person is entitled to receive pursuant to this subparagraph 6(A)(5)).

          (6) In the case of a Series C Holder which is a corporation and the beneficial owner of the shares proposed to be transferred, Permitted Transferees shall include only:

               (a) any shareholder of such corporation on the Record Date that is generally entitled to vote in the election of directors of such corporation (a "Voting Shareholder"), provided that such corporation does not have more than 30 Voting Shareholders of Record on the Record Date (or such greater number of Voting Shareholders as may be allowed under the applicable state law of such corporation in order to qualify as a close corporation);

               (b) any shareholder of such corporation on the Record Date who receives shares of Series C Stock pro rata to his stock ownership in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

               (c) any person transferring shares of Series C Stock to such corporation after the Record Date (provided, however, that such transferor may not receive shares of Series C Stock in excess of the shares transferred by the transferor to such corporation);

               (d) any Permitted Transferee of such shareholder or person referred to in subparagraph 6(A)(6)(a), (b) or (c) above (not in excess of the number of shares which such shareholder or person is entitled to receive pursuant to this subparagraph 6(A)(6)); and

               (e) the survivor of a merger or consolidation of such corporation if those persons who owned beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of such constituent corporation immediately prior to the merger or consolidation own beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of the surviving corporation, provided that if by reason of any change in the ownership of such stock such surviving corporation would no longer qualify as a Permitted Transferee, all shares of Series C Stock then held by such surviving corporation shall immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series C Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock.

     For purposes of subsection 6(A)(6), a mutual company shall be treated as a corporation, and the persons holding voting interests therein shall be treated as shareholders.

          (7) In the case of a Series C Holder who is the executor or administrator of the estate of a deceased Series C Holder, guardian or conservator of the estate of a disabled or incompetent Series C Holder or who is a trustee of the estate of a bankrupt or insolvent Series C Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled, bankrupt or insolvent Series C Holder.

     (B) Notwithstanding anything to the contrary set forth herein, any Series C Holder may pledge such holder's shares of Series C Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section 6. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Series C Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Series A Stock, as the pledgee may elect.

     (C)   For purposes of this Section 6:

          (1) The relationship of any person that is derived by or through legal adoption shall be considered a natural one;

          (2) Each joint owner of shares of Series C Stock shall be considered a Series C Holder of such shares;

          (3) A minor for whom shares of Series C Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Series C Holder of such shares;

          (4) Unless otherwise specified, the term "person" means both natural persons and legal entities; and

          (5) The "Record Date" is the date for determining the persons to whom the Series C Stock is initially distributed by the Corporation as a dividend on the Common Stock.

     (D) Any purported transfer of shares of Series C Stock not permitted hereunder shall result in the conversion of the transferee's shares of Series C Stock into shares of Series A Stock, effective on the date on which certificates representing such shares are presented for transfer on the stock transfer record books of the Corporation; provided, however, that if the Corporation should determine that such shares were not so presented for transfer within 20 days after the date of such sale, transfer, assignment or other disposition, the transfer date shall be the actual date of such sale, transfer, assignment or other disposition, as determined in good faith by the Board or its appointed agent. The Corporation may, as a condition to the transfer or registration of transfer of shares of Series C Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. If no indication to the contrary is supplied at the time shares of Series C Stock are presented for transfer, the transfer shall be presumed by the Corporation to be a transfer to a person other than a Permitted Transferee.

     Section 7.  REGISTRATION OF SERIES C STOCK.

     (A) Shares of Series C Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in "street" or "nominee" names; provided, however, certificates representing shares of Series C Stock issued as a stock dividend on the Corporation's then outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Series C Stock were issued. For the purposes of Sections 6 and 7, the term "beneficial owner(s)" of any shares of Series C Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition, of such shares and "beneficially owned" shares shall refer to shares owned by such a beneficial owner.

     (B) The Corporation shall note on the certificates representing the shares of Series C Stock that there are restrictions on transfer and registration of transfer imposed by Sections 6 and 7.

     Section 8. PRIORITY OF PREFERRED STOCK. The Series C Stock is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board, pursuant to authority expressly granted to and vested in it by the provisions of Article V of the Certificate of Incorporation.

     Section 9. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Series A Stock, the Series B Stock (if any) and the Series C Stock in the distribution of assets shall be entitled upon liquidation, unless otherwise provided by the Board in the resolution or resolutions providing for the issuance of Series B Stock (if any) or Series C Stock the holders of the Series A Stock, the Series B Stock (if any) and the Series C Stock and the holders of any other stock ranking on a parity with the Series A Stock, the Series B Stock (if any) and the Series C Stock in the distribution of assets upon liquidation shall be entitled to share pro rata in the remaining assets of the Corporation according to their respective interests.

     Section 10. EFFECTIVE DATE. Notwithstanding its earlier filing with the Secretary of State of the State of Delaware, this Certificate of Designation shall become effective as of the close of business on December 28, 1987.

     IN WITNESS WHEREOF, said The Times Mirror Company has caused this Certificate of Designation of Series C Common Stock to be duly executed by its Chairman of the Board and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 22nd day of December 1987.


                                   THE TIMES MIRROR COMPANY



                              By:     ROBERT F. ERBURU
                                  -------------------------------
                                      Robert F. Erburu
                                    Chairman of the Board




     ATTEST:



      JAMES W. WALLACE
- ------------------------------
      James W. Wallace
      Secretary